UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

THOMPSON CREEK METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-33783	98-0583591
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

26 West Dry Creek Circle

Suite 810

Littleton, Colorado 80120

(Address of Principal Executive Offices)

(303) 761-8801

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 24, 2011, Thompson Creek Metals Company Inc. (the “Company”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent and lender, and Royal Bank of Canada (“RBC”), as a lender, entered into the First Amendment to Credit Agreement (the “First Amendment”) to amend the total amount available for borrowing under the Credit Agreement dated December 10, 2010, among the Company and the lenders named therein (the “Credit Agreement”).  Pursuant to the First Amendment, the total amount available for borrowing by the Company under the Credit Agreement was increased from $290 million to $300 million, with the commitment obligation of JPMorgan and RBC each increasing by $5 million.

The above description is qualified in its entirety by reference to the terms of the First Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01               Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement among the Company, JP Morgan Chase Bank, N.A. and Royal Bank of Canada, dated February 24, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMPSON CREEK METALS COMPANY INC.

	By:	/s/ Wendy Cassity
Date: February 25, 2011	Name:	Wendy Cassity
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Credit Agreement among the Company, JP Morgan Chase Bank, N.A. and Royal Bank of Canada, dated February 24, 2011